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                                                                  Exhibit (a)(3)

                                    NCC FUNDS
                        (A MASSACHUSETTS BUSINESS TRUST)

                      CERTIFICATE; CLASSIFICATION OF SHARES


                  I, W. Bruce McConnel, III, do hereby certify as follows:

                  (1) That I am the duly elected Secretary of NCC Funds (the "Trust");

                  (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of the Trust;

                  (3) That the Board of Trustees of the Trust duly adopted the following resolutions, by unanimous written consent on August 23, 1985:

                  RESOLVED, that pursuant to Section 5.1 of the Trust's Declaration of Trust an unlimited number of unissued shares of beneficial interest in the Trust be, and hereby are, classified into seven classes of Shares designated as (a) Class A Shares of beneficial interest, (b) Class B Shares of beneficial interest, (c) Class C Shares of beneficial interest, (d) Class D Shares of beneficial interest, (e) Class E Shares of beneficial interest
(f) Class F Shares of beneficial interest, and (g) Class G Shares of beneficial interest.

                  FURTHER RESOLVED, that each class of Shares classified pursuant to the foregoing resolution shall have the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption provided for in the Declaration of Trust with respect to Shares of any class.

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                  (4) That the foregoing resolutions remain in full force and effect the date hereof.

                                              /s/ W. Bruce McConnel, III
                                              --------------------------
                                              W. Bruce McConnel, III

Dated: September 5, 1985

                  Subscribed and Sworn to before me this 5th day of September, 1985.


                                              /s/Susan L. Lubas
                                              -----------------
                                              Notary Public


My Commission Expires: August 22, 1988              SUSAN L.LUBAS
                                          Notary Public, Phila., Phila. Co.
                                         My Commission Expires Aug. 22, 1988